Exhibit 4.34

Proxy Agreement and Power of Attorney

Execution Version Proxy Agreement and Power of Attorney 2012 This Proxy Agreement and Power of Attorney (this “Agreement”) is entered into as of December 3, 2012 by and among the following parties: (1) Party A: Beijing Pioneer Technology Co., Ltd.) (the “WFOE”), a wholly foreign-owned enterprise registered in Beijing, the People’s Republic of China (“China”), under laws of China; (2) Party B: Beijing New Oriental Education & Technology (Group) Co., Ltd. (“New Oriental China”), a domestic company registered in Beijing, China, under the laws of China; and (3) Party C: Beijing Century Friendship Education Investment Co., Ltd.) (the “Shareholder”), a domestic company registered in Beijing, China, under the laws of China. (Party A, Party B and Party C are hereinafter collectively referred to as the “Parties” and individually, as a “Party.”) RECITALS (A) WHEREAS, the Shareholder holds 100% equity interest in New Oriental China; (B)

WHEREAS, the WFOE and its affiliates, New Oriental China, New Oriental’s schools and subsidiaries have entered into a series of contractual arrangements, including service agreements, an exclusive option agreement, equity pledge agreements; these contractual arrangements provide New Oriental China and New Oriental’s schools and subsidiaries with services necessary for their business operation and also ensure that the WFOE and its affiliates have extensive, continuous and effective control over New Oriental China and New Oriental’s schools and subsidiaries; (C) WHEREAS, as the consideration for the WFOE and its affiliates to provide New Oriental China and New Oriental’s schools and subsidiaries with services necessary for their business operation, the WFOE has requested the Shareholder to appoint the WFOE as its attorney-in-fact (“Attorney-in-Fact”), with full power of substitution, to exercise any and all of the rights in respect of Shareholder’s equity interests in New Oriental China and the Shareholder has agreed to make such appointment. NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parties hereby agree as follows: AGREEMENT Section 1 The Shareholder hereby irrevocably nominates, appoints and constitutes the WFOE as its Attorney-in-Fact (which expression shall include any substitute attorney appointed pursuant to this Agreement) to exercise on the Shareholder’s behalf any and all rights that such Shareholder has in respect of Shareholder’s equity interests in New Oriental China conferred by relevant laws and regulations and the articles of association of New Oriental China, including without limitation, the following rights (collectively, “Shareholder Rights”): (a) to call and attend shareholders’ meeting of New Oriental China; (b) to execute and deliver any and all written resolutions in the name and on behalf of the Shareholder;

(c) to vote by itself or by proxy on any matters discussed on shareholders’ meetings, including without limitation, the sale, transfer, mortgage, pledge or disposal of any or all of the assets of New Oriental China; (d) to sell, transfer, pledge or dispose of any or all of the equity interests in New Oriental China; (e) to nominate, appoint or remove the directors of New Oriental China when necessary; (f) to oversee the economic performance of New Oriental China; (g) to have full access the financial information of New Oriental China at any time; (h) to file any shareholder lawsuits or take other legal actions against New Oriental China’s directors or senior management members when such directors or members are acting to the detriment of the interest of New Oriental China or its shareholder(s); (i) to approve annual budgets or declare dividends; and (j) any other rights conferred by the articles of association New Oriental China and/or the relevant laws and regulations on the shareholders. The Shareholder further agrees and undertakes that without the WFOE’s prior written consent, it shall not exercise any of the Shareholder Rights. Section 2

The WFOE agrees to accept the appointment as an Attorney-in-Fact. In addition, the WFOE has the right to appoint, at its sole discretion, a substitute or substitutes to perform any or all of its rights of the Attorney-in-Fact under this Agreement, and to revoke the appointment of such substitute or substitutes. Section 3 New Oriental China confirms, acknowledges and agrees to the appointment of the Attorney-in-Fact to exercise any and all of the Shareholder Rights. New Oriental China further confirms and acknowledges that any and all acts done or to be done, decisions made or to be made, and instruments or other documents executed or to be executed by the Attorney-in-Fact, shall therefore be as valid and effectual as though done, made or executed by the Shareholder. Section 4 (a) (a) The Shareholder hereby acknowledges that, if the Shareholder increases its equity interest in New Oriental China, whether by subscribing additional amount equity interests or otherwise, any such additional equity interests acquired by the Shareholder shall be automatically subject to this Agreement and the Attorney-in-Fact shall have the right to exercise the Shareholder Rights with respect to such additional equity interests on behalf of the Shareholder as described in Section 1 hereunder; if the Shareholder’s equity interest in New Oriental China is transferred to any other party, whether by voluntary transfer, judicial sale, foreclosure sale, or otherwise, any such equity interest in New Oriental China so transferred remains subject to this Agreement and the Attorney-in-Fact shall continue to have the right to exercise the Shareholder Rights with respect to such equity interest in New Oriental China so transferred. (b) Furthermore, for the avoidance of any doubt, if any equity transfer is contemplated under any exclusive option agreement and equity pledge agreement(s) that the Shareholder enters into for the benefits of the WFOE or its affiliate (as the same may be amended from time to time), the Attorney-in-Fact shall, on behalf of the Shareholder, have the right to sign the equity transfer agreement and other relevant agreements and to perform the exclusive option agreement and the equity pledge agreement(s). If required by the WFOE, the Shareholder shall sign any documents and fix the chops and/or seals thereon and the Shareholder shall take any other actions as necessary for purposes of consummation of the aforesaid equity transfer. The Shareholder shall ensure that such equity transfer be consummated and any transferee shall sign an agreement in a form substantially the same as this Agreement for the same purposes hereof.

Section 5 5 The Shareholder further covenants with and undertakes to the WFOE that, if the Shareholder receives any dividends, interest, any other forms of capital distributions, residual assets upon liquidation, or proceeds or consideration from the transfer of equity interest as a result of, or in connection with, such Shareholder’s equity interests in New Oriental China, the Shareholder shall, to the extent permitted by applicable laws, remit all such dividends, interest, capital distributions, assets, proceeds or consideration to WFOE without any compensation. Section 6 6 The Shareholder hereby authorizes the Attorney-in-Fact to exercise the Shareholder Rights according to its own judgment without any oral or written instruction from the Shareholder. The Shareholder undertakes to ratify any acts which the Attorney-in-Fact or any substitutes or agents appointed by the Attorney-in-Fact may lawfully do or cause to be done pursuant to this Agreement. Section 7 7 This Agreement shall become effective as of the date hereof when it is duly executed by the parties’ authorized representatives and shall remain effective as long as New Oriental China exists. The Shareholder does not have rights to terminate this Agreement or revoke the appointment of the Attorney-in-Fact without the prior written consent of the WFOE. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their successors and assigns. Section 8 8 2012423 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes the five powers of attorney, each of which is executed by the Shareholder on April 23, 2012 for the benefit of the WFOE, Beijing Decision Education & Consulting Co., Ltd., Shanghai Smart Words Software Technology Co., Ltd., Beijing Wisdom Career Software Technology Co., Ltd. and Beijing Hewstone Technology Co., Ltd.

Section 9 9 This Agreement shall be construed in accordance with and governed by the laws of the China. Section 10 10 Any dispute or claim arising out of or in connection with or relating to this Agreement shall be resolved by the Parties in good faith through negotiations. In case no resolution can be reached by the Parties, such dispute shall be submitted to the Beijing Arbitration Commission for arbitration in accordance with its rules of arbitration in effect at the time of applying for arbitration and the place of arbitration shall be in Beijing. The language of the proceedings shall be Chinese. The arbitral award is final and binding upon all Parties. Section 11 11 This Agreement shall be executed in three originals by all Parties, with each Party keeping one original. All originals shall have the same legal effect. The Agreement may be executed in one or more counterparts. Section 12 12 Both Chinese and English versions of this Agreement shall have the equal validity. In case of any discrepancy between the English version and the Chinese version, the English version shall prevail. [] [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof. Beijing Pioneer Technology Co., Ltd. Authorized Representative: /s/ signature and seal Beijing New Oriental Education & Technology (Group) Co., Ltd. Authorized Representative: /s/ signature and seal Beijing Century Friendship Education Investment Co., Ltd. Authorized Representative: /s/ signature and seal